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                                                                    Exhibit 23.3

                         ARNALL GOLDEN & GROCERY, LLP
                           2800 ONE ATLANTIC CENTER
           1201 WEST PEACHTREE STREET - ATLANTA, GEORGIA 30309-3450
              TELEPHONE (404) 873-8500 - FASCIMILE (404) 873-8501



FIRST LIBERTY BANK TOWER                            WRITER'S DIRECT DIAL NUMBER
      SUITE 1000                                          (404) 873-8794
   201 SECOND STREET
 MACON, GEORGIA 31201                             WRITER'S DIRECT DIAL FACSIMILE
    (912) 746-3344                                         (404) 873-8795


                                                          WRITER'S EMAIL ADDRESS
                                                            patrea.pabst@agg.com



                   CONSENT OF ARNALL, GOLDEN & GREGORY, LLP

     We hereby consent to the reference to this firm under the caption "Experts" in the prospectus included as part of this Form S-1 Reistration Statement.

                                                 Arnall, Golden & Gregory, LLP

                                                 /s/ Patrea Pabst

February 7, 2000